UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2026

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bartolomeo A. Frabotta as Chief Operating Officer

On June 23, 2026, Clean Energy Fuels Corp. (the “Company”) announced that Bartolomeo A. Frabotta, the Company’s former Group Vice President, has been appointed as the Company’s Chief Operating Officer, effective as of June 23, 2026 (the “Appointment Date”).

There are no arrangements or understandings between Mr. Frabotta and any other persons pursuant to which he was selected as an executive officer, there are no family relationships between Mr. Frabotta and any of the Company’s other directors or executive officers, and he is not a party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Frabotta, age 57, has served as the Company’s Group Vice President since May 2021. Previously, Mr. Frabotta served as the Company’s Vice President of Operations from December 2012 to May 2021. Prior to that, he served as the Company’s Vice President of Information Technology from November 2010 to December 2012. In these roles, Mr. Frabotta has led enterprise operations, services and delivery, and technology initiatives supporting the Company’s fueling infrastructure and renewable fuel production operations. From 2007 to 2010, Mr. Frabotta was Chief Information Officer at Watt Companies, a privately held real estate investment and development firm. From 1996 to 2007, he was Vice President of Information Technology at Westfield, Inc., a global owner, operator, and developer of shopping centers. Mr. Frabotta earned a Bachelor of Science in Accounting from California State University, Northridge, and a Master of Business Administration from the Florida Institute of Technology.

In connection with Mr. Frabotta’s appointment as Chief Operating Officer, Mr. Frabotta entered into an employment agreement with the Company that is effective as of the Appointment Date (the “Employment Agreement”), the material terms of which are summarized below.

Frabotta Employment Agreement

The Employment Agreement has an initial term ending June 23, 2029, which will automatically renew for additional one-year terms unless the Company or Mr. Frabotta gives notice of non-renewal at least sixty days prior to the expiration of the then-current term.

Base Salary and Bonus. Mr. Frabotta will receive an annual base salary of $545,056, subject to increase at the discretion of the Compensation Committee of the Board. Mr. Frabotta will be eligible to earn a target annual bonus equal to 100% of his annual base salary, with any actual bonus becoming payable based on the achievement of performance objectives determined by the Compensation Committee of the Board each year.

Equity Awards. Mr. Frabotta will continue to be eligible to participate in the Company’s Amended and Restated 2024 Performance Incentive Plan (the “Plan”). Although the Employment Agreement does not entitle Mr. Frabotta to receive any specific equity awards under the Plan, in connection with his appointment, the Compensation Committee of the Board approved an incremental equity grant of 50,000 time-vesting restricted stock units, vesting in three substantially equal annual installments on each of the first three anniversaries of the Appointment Date, subject to Mr. Frabotta’s continued provision of services.

Other Benefits. Mr. Frabotta will continue to be eligible to participate in the benefit plans and programs generally available to other similarly situated executives of the Company, provided that benefits must be on terms and in amounts not less beneficial to Mr. Frabotta than those provided by the plans in effect on the date of the Employment Agreement.

Severance Terms. If the Company terminates Mr. Frabotta’s employment without cause or Mr. Frabotta resigns for good reason (each as defined in the Employment Agreement), or if the Company does not renew the Employment Agreement prior to expiration of the initial term or any renewal term, Mr. Frabotta will be entitled to receive: (i) a lump sum severance payment equal to 150% of his then-current annual base salary plus 150% of his previous year’s annual cash bonus actually earned, in addition to any accrued obligations and compensation previously deferred, (ii) after the end of the calendar year in which the termination occurs, payment of Mr. Frabotta’s bonus for the year of termination (if any), based on actual performance and without pro-ration, (iii) continuing participation in the benefit programs in which Mr. Frabotta was enrolled at the time of termination, at the Company’s expense, for a period of one year from the date of termination, and (iv) full acceleration of all outstanding equity awards, with performance-based awards vesting at target. If Mr. Frabotta’s employment is terminated without cause or for good reason within six months prior to or one year following a change in control (as defined in the Employment Agreement) of the Company, he will be entitled to the severance benefits described above, except that the cash severance multiple will be 225% of his then-current base salary and 225% of his prior year actual bonus. In consideration of his receipt of any severance benefits under the Employment Agreement, and as a precondition to their receipt, Mr. Frabotta must execute and deliver, and not revoke, a release in favor of the Company in substantially the form attached to the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On June 23, 2026, the Company issued a press release announcing Mr. Frabotta’s appointment as the Company’s Chief Operating Officer. A copy of such press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Clean Energy Fuels Corp. and Bartolomeo A. Frabotta, dated as of June 23, 2026.
99.1	Press Release, dated June 23, 2026, issued by Clean Energy Fuels Corp.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2026	Clean Energy Fuels Corp.

	By:	/s/ Barclay F. Corbus
		Name:	Barclay F. Corbus
		Title:	President and Chief Executive Officer